Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (the “Amendment”), dated as of May 26, 2020, is made by and among NUVASIVE, INC., a Delaware corporation (the “Borrower”), the other Loan Parties (as defined in the Credit Agreement (as defined below)) signatory hereto, BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement) (in such capacity, the “Administrative Agent”), and as Swingline Lender and L/C Issuer, and each of the Lenders signatory hereto. Each capitalized term used and not otherwise defined in this Amendment has the definition specified in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of February 24, 2020 (as hereby amended and as from time to time hereafter further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”), pursuant to which the Lenders have made available to the Borrower a revolving credit facility;

WHEREAS, the Borrower and the other Loan Parties have requested that the Credit Agreement be amended as set forth herein;

WHEREAS, the Administrative Agent and certain of the Lenders (representing the Required Lenders) are willing to make such amendments on the terms and conditions contained in this Amendment; and

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Additional Restrictions and Provisions Pending Certain Occurrences. Notwithstanding anything in the Credit Agreement or the other Loan Documents to the contrary, each of the Loan Parties agrees, solely for the benefit of the Lenders:

(a) From and after the First Amendment Effective Date (as defined below) and until the Restricted Period End Date (as defined below), the following restrictions and provisions in addition to those set forth in the Credit Agreement shall apply:

(i) The Borrower and its Subsidiaries shall not request any Incremental Facilities pursuant to Section 2.16(a) of the Credit Agreement in an amount to exceed $275,000,000;

(ii) The Borrower and its Subsidiaries shall not create, incur, assume or otherwise become directly or indirectly liable with respect to any Indebtedness (for the avoidance of doubt, excluding any Intercompany Debt) after the First Amendment Effective Date in reliance on Section 7.02(h) of the Credit Agreement in an amount exceeding (i) $10,000,000 in the aggregate for any such individual Subsidiary and (ii) $25,000,000 in the aggregate for all such Subsidiaries;

(iii) The aggregate principal amount of Investments made by the Borrower and its Subsidiaries pursuant to Section 7.03(c)(i)(E) of the Credit Agreement shall not exceed $25,000,000 in the aggregate for all such Investments; and

(iv) The Borrower and its Subsidiaries shall not declare or make any Restricted Payment in reliance on Section 7.06(c)(iii) of the Credit Agreement in excess of $50,000,000 in the aggregate (plus an additional $50,000,000 to the extent such additional amount is used to purchase treasury stock with the proceeds of Swap Contracts upon the payout, maturity or termination thereof) if the Consolidated Total Net Leverage Ratio (determined on a Pro Forma Basis after giving effect to such Restricted Payment) is equal to or greater than 2.50 to 1.00.

2. Amendments to Credit Agreement. Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is amended to delete the grid set forth therein and replace such grid with the following new grid as follows:

Applicable Rate
Level	Consolidated Total Net Leverage Ratio	Eurocurrency Rate & Letter of Credit Fee	Base Rate	Commitment Fee
1	Less than 1.00 to 1.00	1.50%	0.50%	0.35%
2	Greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00	1.75%	0.75%	0.40%
3	Greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00	2.00%	1.00%	0.45%
4	Greater than or equal to 3.00 to 1.00	2.25%	1.25%	0.50%

(b) The definition of “Consolidated Funded Net Indebtedness” set forth in Section 1.01 of the Credit Agreement is amended in its entirety, so that as amended it shall read as follows:

“Consolidated Funded Net Indebtedness” means, Consolidated Funded Indebtedness net of unrestricted cash and Cash Equivalents of the Loan Parties maintained in the United States (i) from and after the First Amendment Effective Date to the earlier of (x) March 31, 2021 and (y) the repayment in full of the 2021 Convertible Notes, for amounts greater than the Dollar Equivalent of $100,000,000 but not exceeding $500,000,000 plus the net increase in unsecured Convertible Notes or other unsecured Indebtedness issued after the First Amendment Effective Date but prior to the maturity date of the 2021 Convertible Notes and (ii) thereafter, for amounts greater than the Dollar Equivalent of $100,000,000 but not exceeding $500,000,000.

(c) The definition of “Consolidated Senior Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso to the end of clause (b) of such definition:

“; provided, that solely with respect to Section 7.11(b), for the fiscal quarters ending June 30, 2020 and September 30, 2020, “Consolidated Senior Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Senior Funded Indebtedness as of such date to (b) Consolidated Compliance EBITDA for the most recently completed Measurement Period.”

(d) The definition of “Consolidated Total Net Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by adding the following proviso to the end of clause (b) of such definition:

“; provided, that solely with respect to Section 7.11(c), for the fiscal quarters ending June 30, 2020 and September 30, 2020, “Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Funded Net Indebtedness as of such date to (b) Consolidated Compliance EBITDA for the most recently completed Measurement Period.”

(e) The definition of “Eurocurrency Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (ii) of the proviso located in the final sentence of such definition and replacing with the following:

“(ii) in no event shall the Eurocurrency Rate be less than 1.00% per annum.”

(f) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“2025 Convertible Notes” means the 0.375% Convertible Senior Notes due 2025.

“Consolidated Compliance EBITDA” shall mean, with respect to the fiscal quarters ending June 30, 2020 and September 30, 2020, the greater of (A) Consolidated EBITDA for such Measurement Period and (B) (x) for the fiscal quarter ending June 30, 2020, an amount equal to $66,484,800 or (y) for the fiscal quarter ending September 30, 2020, an amount equal to $65,746,800.

“First Amendment” means the Amendment No. 1 to the Credit Agreement dated as of First Amendment Effective Date.

“First Amendment Effective Date” means May 26, 2020.

“Restricted Period End Date” means from and after the First Amendment Effective Date and until such time as the Borrower has delivered a Compliance Certificate for the fiscal quarter ending September 30, 2021 to the Agent, for distribution to the Lenders, in accordance with Section 6.02(a).

(g) Section 3.03(c) of the Credit Agreement is hereby amended by deleting the reference to “zero” in such section and replacing such reference with “1.00%”.

(h) Section 4.02(a) of the Credit Agreement is amended by adding the following new proviso at the end of such section:

“; provided that solely in connection with any Borrowing of Revolving Loans from and after the First Amendment Effective Date until the Restricted Period End Date, solely with respect to clause (a) of the definition of “Material Adverse Effect”, the impact of the Coronavirus (also known as COVID-19) pandemic on the financial condition or business operations of the Borrower and its Subsidiaries, on a consolidated basis, that occurred, or was otherwise in existence, and was either disclosed by the Borrower to the Agent or the Lenders in writing or publicly disclosed in filings with the SEC, in each case, prior to the First Amendment Effective Date will be disregarded for purposes of the representation set forth in Section 5.05(c) (for the avoidance of doubt, clauses (b) and (c) of the definition of Material Adverse Effect shall not be impacted in any way by the impact of the Coronavirus pandemic for purposes of such representation).”

(i) Section 7.02(n) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(n) (i) the 2025 Convertible Notes issued after the Closing Date but prior to the First Amendment Effective Date, and (ii) from and after the First Amendment Effective Date, issuance of new unsecured Convertible Notes or other unsecured Indebtedness in an amount with respect to this clause (ii) not to exceed at any time outstanding $650,000,000 in the aggregate; and”

(j) Section 7.11(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio at any time during any Measurement Period ending as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending March 31, 2020) to be greater than 3.00 to 1.00; provided, however, notwithstanding the foregoing, following the Restricted Period End Date, following any Material Acquisition by a Loan Party, and following the delivery of a Material Acquisition Leverage Ratio Notice, the Loan Parties shall have the ability, not more than twice during the term of this Agreement, to increase the Consolidated Senior Leverage Ratio to be less than or equal to 3.50 to 1.00 with respect to the fiscal quarter during which such Material Acquisition occurs and the next three (3) fiscal quarters thereafter (such period referred to herein as the “Increased Senior Leverage Period”); provided, further, that at least two (2) complete fiscal quarters must have elapsed between the end of the first Increased Senior Leverage Period and the beginning of the second Increased Senior Leverage Period.”

(k) Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Consolidated Total Net Leverage Ratio. Permit the Consolidated Total Net Leverage Ratio at any time during any Measurement Period ending as of the end of any fiscal quarter of the Borrower (commencing with the fiscal quarter ending March 31, 2020) to be greater than 4.50 to 1.00; provided, however, notwithstanding the foregoing, following the Restricted Period End Date, following any Material Acquisition by a Loan Party, and following the delivery of a Material Acquisition Leverage Ratio Notice, the Loan Parties shall have the ability, not more than twice during the term of this Agreement, to increase the Consolidated Total Net Leverage Ratio to be less than or equal to 5.00 to 1.00 with respect to the fiscal quarter during which such Material Acquisition occurs and the next three (3) fiscal quarters thereafter (such period referred to herein as the “Increased Total Net Leverage Period”); provided, further, that at least two (2) complete fiscal quarters must have elapsed between the end of the first Increased Total Net Leverage Period and the beginning of the second Increased Total Net Leverage Period.”

3. Amendment Fee. In consideration of the Lenders’ agreements set forth in this Amendment, the Borrower agrees to pay to the Administrative Agent, for the account of each Consenting Lender (defined below), an amendment fee (the “Amendment Fee”) in an amount equal to 10 basis points (0.10%) of the outstanding principal amount of such Lender’s Revolving Commitments as of the First Amendment Effective Date. The Amendment Fee shall be fully- earned, payable and nonrefundable as of the First Amendment Effective Date (as defined herein). As used herein, “Consenting Lender” means a Lender that executes and delivers to the Administrative Agent a signature page to this Amendment on or prior to 3:00 p.m. Eastern time on May 22, 2020 (or, as to any Lender, such later time or date as may be agreed by the Administrative Agent and the Borrower) and that does not revoke or otherwise withdraw such signature page prior to the effectiveness of this Amendment on the First Amendment Effective Date.

4. Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments provided in Section 2 are subject to the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:

(i) counterparts of this Amendment, duly executed by the Borrower, the other Loan Parties, the Administrative Agent, and the Required Lenders, together with all schedules thereto duly completed;

(ii) counterparts of the First Amendment Fee Letter, duly executed by the Borrower and the Administrative Agent; and

(iii) such other documents, instruments, opinions, certifications, undertakings, further assurances and other matters as the Administrative Agent shall reasonably request;

(b) all fees and expenses payable to the Administrative Agent and the Lenders (including the fees and expenses of counsel to the Administrative Agent) due and payable shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

5. Consent of the Loan Parties. Each Loan Party hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which it is a party (including without limitation the continuation of payment and performance obligations of such Loan Party and the effectiveness and priority of any Liens granted thereunder, in each case upon and after the effectiveness of this Amendment and the amendments contemplated hereby) and the enforceability of such Loan Documents against such Loan Party in accordance with its terms.

6. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and each other Loan Party represents and warrants to the Administrative Agent as follows:

(a) At the time of and immediately after giving effect to this Amendment, the representations and warranties made by each of the Borrower and each other Loan Party in Article V of the Credit Agreement, and in each of the other Loan Documents to which it is a party, are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date;

(b) No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment;

(c) Since the date of the most recent financial reports of the Borrower delivered pursuant to Section 6.01 of the Credit Agreement, no act, event, condition or circumstance has occurred or arisen which, singly or in the aggregate with one or more other acts, events, occurrences or conditions (whenever occurring or arising), has had or could reasonably be expected to have a Material Adverse Effect; and

(d) This Amendment has been duly authorized, executed and delivered by the Borrower and each other Loan Party and constitutes the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7. Entire Agreement. This Amendment, together with the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 11.01 of the Credit Agreement.

8. Full Force and Effect of Credit Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, facsimile or other electronic transmission (including .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

10. Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and performed entirely within such State, and shall be further subject to the provisions of Sections 11.14 and 11.15 of the Credit Agreement.

11. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

12. References. From and after the date hereof, all references in the Credit Agreement and any of the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended hereby and as from time to time hereafter further amended, modified, supplemented, restated or amended and restated.

13. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, each other Loan Party, the Administrative Agent, each Lender and their respective successors and assignees to the extent such assignees are permitted assignees as provided in Section 11.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:	NUVASIVE, INC.

	By:	/s/ Matthew K. Harbaugh
	Name:	Matthew K. Harbaugh
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	NUVASIVE CLINICAL SERVICES
MONITORING, INC.

	By:	/s/ Matthew K. Harbaugh
	Name:	Matthew K. Harbaugh
	Title:	Executive Vice President and Chief Financial Officer

NUVASIVE CLINICAL SERVICES, INC.

	By:	/s/ Matthew K. Harbaugh
	Name:	Matthew K. Harbaugh
	Title:	Executive Vice President and Chief Financial Officer

NUVASIVE SPECIALIZED ORTHOPEDICS, INC.

	By:	/s/ Matthew K. Harbaugh
	Name:	Matthew K. Harbaugh
	Title:	Executive Vice President and Chief Financial Officer

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Henry C. Pennell
Name:	Henry C. Pennell
Title:	Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Sebastian Lurie
Name:	Sebastian Lurie
Title:	Senior Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Christopher Winthrop
Name:	Christopher Winthrop
Title:	Authorized Signatory

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

MUFG Union Bank, N.A., as a Lender

By:	/s/ Edmund Ozorio
Name:	Edmund Ozorio
Title:	Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

DNB CAPITAL LLC, as a Lender

By:	/s/ Samantha Stone
Name:	Samantha Stone
Title:	Vice President

By:	/s/ Mita Zalavadia
Name:	Mita Zalavadia
Title:	Assistant Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Maria Massimino
Name: Maria Massimino
Title: Vice President

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Scott MacVicar
Name: Scott MacVicar
Title: Authorized Signatory

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Robb Gass
Name: Robb Gass
Title: Managing Director

NUVASIVE, INC.

AMENDMENT NO. 1 TO CREDIT AGREEMENT